Exhibit 99.1

AMWELL ANNOUNCES RESULTS FOR third QUARTER 2023

BOSTON, Nov. 1, 2023 –Amwell® (NYSE: AMWL), a leader in hybrid care enablement, today announced financial results for the third quarter ended Sept. 30, 2023.

Amwell Third Quarter 2023 Highlights:

•
Recorded Total Revenue of $61.9 million
o
Achieved subscription revenue of $28.4 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $26.7 million
•
Reported gross margin of 35%
•
Net loss was ($137.1) million, compared to ($93.5) million in second quarter of 2023. Net loss reflects non-cash goodwill impairment charges of $78.9 million recorded in the third quarter of 2023 and $27.3 million recorded in the second quarter of 2023
•
Adjusted EBITDA improved to ($38.5) million compared to ($45.3) million in the second quarter of 2023
•
Total active providers were 104,000
•
Total visits were 1.4 million; visits on Converge grew to 50% of total visits, from 43% in second quarter of 2023
•
Cash and short-term securities as of quarter-end were approximately $418.1 million.

“In Q3, our business moved forward in three important ways. We won a major new opportunity supporting the United States Defense Health Agency’s Digital First initiatives across the Military Health System. We are inspired by this important validation of our Converge™ platform, and the expanded opportunity it affords us,” said Ido Schoenberg, M.D., chairman and CEO of Amwell. “We also accomplished our goal for client migrations and reached our metric of 50% of visits on Converge one quarter ahead of schedule. And we made significant progress in transforming our growth organization to maximize the impact of our new platform.”

Financial Outlook

The Company’s guidance for 2023 calls for:

•
Revenue in line with prior guidance range of $257 to $263 million;
•
AMG visits between 1.525 and 1.575 million; and
•
A new Adjusted EBITDA range of between ($162) million to ($167) million, compared to previous guidance of ($160) million to ($165) million. This reflects incremental Research and Development investment in Q4 associated with deployment of the previously announced Defense Health Agency “Digital First” win.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

Quarterly Conference Call Details

The company will host a conference call to discuss its financial results today at 5 p.m. Eastern time, Wednesday, Nov. 1, 2023. The call can be accessed via a live audio webcast at https://investors.amwell.com or by dialing

1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell provides a leading hybrid care enablement platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 55 health plans, which collectively represent more than 90 million covered lives, and many of the nation’s largest health systems, representing over 2,000 hospitals, have access to Amwell solutions. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge, SilverCloud and Carepoints are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:

Angela Vogen

Press@amwell.com

Investors:

Sue Dooley

sue.dooley@amwell.com

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$319,373	$538,546
Investments	98,717	—
Accounts receivable ($91 and $2,597, from related parties and net of allowances of $1,944 and $1,884, respectively)	46,713	58,372
Inventories	7,832	8,737
Deferred contract acquisition costs	1,929	1,394
Prepaid expenses and other current assets	14,275	19,567
Total current assets	488,839	626,616
Restricted cash	795	795
Property and equipment, net	576	1,012
Goodwill	—	435,279
Intangible assets, net	125,889	134,980
Operating lease right-of-use asset	11,247	13,509
Deferred contract acquisition costs, net of current portion	3,598	3,394
Other assets	2,164	1,972
Investment in minority owned joint venture	1,893	—
Total assets	$635,001	$1,217,557
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,823	$7,236
Accrued expenses and other current liabilities	37,378	54,258
Operating lease liability, current	3,402	3,057
Deferred revenue ($154 and $1,665 from related parties, respectively)	53,076	49,505
Total current liabilities	98,679	114,056
Other long-term liabilities	1,586	1,574
Operating lease liability, net of current portion	9,086	11,787
Deferred revenue, net of current portion ($0 and $10 from related parties, respectively)	5,954	6,289
Total liabilities	115,305	133,706
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of September 30, 2023 and as of December 31, 2022	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 254,038,177 and 244,193,727 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 27,390,397 shares issued and outstanding; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of September 30, 2023 and as of December 31, 2022	2,864	2,766
Additional paid-in capital	2,222,152	2,160,108
Accumulated other comprehensive income	(13,552)	(16,969)
Accumulated deficit	(1,709,191)	(1,082,028)
Total American Well Corporation stockholders’ equity	502,273	1,063,877
Non-controlling interest	17,423	19,974
Total stockholders’ equity	519,696	1,083,851
Total liabilities and stockholders’ equity	$635,001	$1,217,557

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
($1,044, $729, $3,015 and $3,106 from related parties, respectively)	$61,922	$69,209	$188,370	$197,957
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	40,457	41,507	117,453	114,769
Research and development	27,715	36,254	79,480	110,802
Sales and marketing	20,379	18,493	64,659	58,368
General and administrative	29,571	37,682	102,260	105,309
Depreciation and amortization expense	8,266	6,397	23,227	19,719
Goodwill Impairment	78,894	—	436,479	—
Total costs and operating expenses	205,282	140,333	823,558	408,967
Loss from operations	(143,360)	(71,124)	(635,188)	(211,010)
Interest income and other income (expense), net	7,978	1,237	11,250	2,109
Loss before expense from income taxes and loss from equity method investment	(135,382)	(69,887)	(623,938)	(208,901)
Expense from income taxes	(1,122)	(95)	(3,313)	(224)
Loss from equity method investment	(600)	(593)	(1,877)	(1,355)
Net loss	(137,104)	(70,575)	(629,128)	(210,480)
Net loss attributable to non-controlling interest	(690)	(491)	(2,551)	(1,214)
Net loss attributable to American Well Corporation	$(136,414)	$(70,084)	$(626,577)	$(209,266)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.25)	$(2.21)	$(0.77)
Weighted-average common shares outstanding, basic and diluted	285,900,811	277,389,730	282,982,875	272,846,985
Net loss	$(137,104)	$(70,575)	$(629,128)	$(210,480)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale investments	(3,190)	1,002	3,062	(360)
Foreign currency translation	(1,493)	(11,213)	355	(24,343)
Comprehensive loss	(141,787)	(80,786)	(625,711)	(235,183)
Less: Comprehensive loss attributable to non-controlling interest	(690)	(491)	(2,551)	(1,214)
Comprehensive loss attributable to American Well Corporation	$(141,097)	$(80,295)	$(623,160)	$(233,969)

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(629,128)	$(210,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	436,479	—
Depreciation and amortization expense	23,216	19,543
Provisions for credit losses	88	63
Amortization of deferred contract acquisition costs	1,611	1,295
Amortization of deferred contract fulfillment costs	323	452
Noncash compensation costs incurred by selling shareholders	-	5,923
Stock-based compensation expense	59,567	48,419
Loss on equity method investment	1,877	1,355
Deferred income taxes	(24)	(1,390)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	11,475	4,796
Inventories	905	(439)
Deferred contract acquisition costs	(2,351)	(2,035)
Prepaid expenses and other current assets	4,976	(924)
Other assets	(214)	(276)
Accounts payable	(2,357)	(5,797)
Accrued expenses and other current liabilities	(16,579)	1,166
Other long-term liabilities	—	(25)
Deferred revenue	3,369	(18,023)
Net cash used in operating activities	(106,767)	(156,377)
Cash flows from investing activities:
Purchases of property and equipment	(96)	(2)
Capitalized software development costs	(13,836)	—
Investment in less than majority owned joint venture	(3,920)	(1,960)
Purchases of investments	(389,990)	(499,223)
Proceeds from sales and maturities of investments	294,335	249,855
Net cash used in investing activities	(113,507)	(251,330)
Cash flows from financing activities:
Proceeds from exercise of common stock options	569	5,323
Proceeds from employee stock purchase plan	2,164	2,503
Payments for the purchase of treasury stock	(586)	(360)
Proceeds from Section 16(b) disgorgement	—	295
Payment of contingent consideration	—	(11,790)
Net cash provided by (used in) financing activities	2,147	(4,029)
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(1,046)	(2,079)
Net decrease in cash, cash equivalents, and restricted cash	(219,173)	(413,815)
Cash, cash equivalents, and restricted cash at beginning of period	539,341	747,211
Cash, cash equivalents, and restricted cash at end of period	$320,168	$333,396
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	319,373	332,601
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$320,168	$333,396
Supplemental disclosure of cash flow information:
Cash paid (refunded) for income taxes	$4,067	$1,167
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in settlement of earnout	$—	$17,243

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) goodwill impairment, (v) stock-based compensation expense, (vi) severance expenses, (vii) capitalized software costs, (viii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (ix) other items affecting our results that we do not view as representative of our ongoing operations, including noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our legal, accounting and other professional expenses reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and nine months ended September 30, 2023 and 2022 and the three months ended June 30, 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2023
(in thousands)	2023	2022	2023	2022
Net loss	$ (137,104)	$ (70,575)	$ (629,128)	$ (210,480)	$ (93,515)
Add:
Depreciation and amortization	8,266	6,397	23,227	19,719	7,718
Interest income and other income (expense), net	(7,978	(1,237	(11,250	(2,109	(2,332)
Expense from income taxes	1,122	95	3,313	224	716
Goodwill Impairment	78,894	—	436,479	—	27,276
Stock-based compensation	16,899	21,312	59,409	48,304	21,513
Severance(1)	1,359	—	3,340	—	406
Capitalized software costs	—	—	(13,836)	—	(7,085)
Noncash expenses and contingent consideration adjustments(2)	—	1,930	—	6,926	—
Litigation expense(3)	—	176	—	5,575	—
Adjusted EBITDA	$ (38,542)	$ (41,902)	$ (128,446)	$ (131,841)	$ (45,303)

(1)
Severance costs associated with the termination of employees during the three and nine months ended September 30, 2023, and the three months ended June 30, 2023.
(2)
Noncash expenses and contingent consideration adjustments include, noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.
(3)
Litigation expense relates to legal costs related to the Teladoc litigation which was dismissed pursuant to a confidential settlement between the parties in 2022.